                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        Clayton Williams Energy, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                              PRELIMINARY COPIES
                                                              ==================

                          CLAYTON WILLIAMS ENERGY, INC.
                           Six Desta Drive, Suite 6500
                              Midland, Texas 79705



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 20, 2000

--------------------------------------------------------------------------------

To Our Stockholders:

A Special Meeting of Stockholders of Clayton Williams Energy, Inc., a Delaware corporation, will be held at the principal offices of the Company, Six Desta Drive, Suite 6500, Midland, Texas, on Wednesday, September 20, 2000, at 10:00 A.M., local time, for the following purposes:

         1. To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 30,000,000.

         2. To amend the 1993 Stock Compensation Plan of Clayton Williams Energy, Inc. to increase the number of shares of Common Stock of the Company authorized and reserved for issuance under the Plan from 898,200 shares to 1,798,200 shares.

Stockholders of record at the close of business on August 31, 2000, are entitled to notice of and to vote at the meeting or any adjournments thereof.



Midland, Texas                                       By Order of the Board
September 1, 2000                                    Mel G. Riggs
                                                     Secretary



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                          CLAYTON WILLIAMS ENERGY, INC.
                           Six Desta Drive, Suite 6500
                              Midland, Texas 79705

                                 PROXY STATEMENT

         This proxy statement and related proxy are being mailed to stockholders of Clayton Williams Energy, Inc. (the "Company") on or about September 1, 2000, in connection with the solicitation by the Company of proxies to be used at a Special Meeting of Stockholders of the Company to be held at the Company's principal offices, Six Desta Drive, Suite 6500, Midland, Texas, on Wednesday, September 20, 2000, at 10:00 A.M., local time, and at all adjournments thereof.

         Any person giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking the proxy, by delivering a properly executed proxy of a later date or attending the meeting and voting in person. The Company will bear the costs of this solicitation of proxies. The Company may also reimburse persons holding stock in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The solicitation is being made by mail and may also be made by telephone or by telegraph by officers, directors and regular employees of the Company, who will receive no additional compensation therefore. Total expenses of the solicitation are expected to be nominal.

         Stockholders of record at the close of business on August 31, 2000, are entitled to notice of and to vote at the meeting. At the close of business on such date, the Company had ________ shares of Common Stock $.10 par value per share (the "Common Stock") outstanding, each share being entitled to one vote. Shares held by the Company's 401(k) Plan & Trust will be voted by the Plan Trustee, as provided by the Plan.

         Properly executed proxies will be voted in accordance therewith, or if no direction is indicated thereon, in favor of the proposals described in this Proxy Statement. These proposals will be decided by the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on such matters, except as otherwise required by law or by the Company's Certificate of Incorporation or bylaws.

         The votes will be counted by one or more inspectors appointed by the Board of Directors, who will determine, among other things, the number of votes necessary for the stockholders to take action in accordance with the foregoing requirements and the votes withheld or cast for and against each matter. All properly executed proxies and ballots, regardless of the nature of vote or the absence of a vote indication (but not including broker non-votes), are counted in determining the number of shares represented at the meeting. Neither broker non-votes nor abstentions are counted as affirmative votes, in whole or in part.

PROPOSAL NO. 1:       AMENDMENT TO SECOND RESTATED
                      CERTIFICATE OF INCORPORATION

         The Board of Directors of the Company has adopted and approved, subject to stockholder approval, an amendment to the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000. The Board proposes the increase in the number of authorized shares of Common Stock so that authorized, but unissued and unreserved, shares of Common Stock of the Company will be available in the event the Board of Directors determines that it is in the Company's best interest to issue additional shares to raise additional capital, acquire assets, declare stock dividends or for other business purposes. Given the number of shares of Common Stock already issued and outstanding and those reserved for issuance under the Company's employee benefit plans, the Board has determined that the number of authorized, but unissued or unreserved, shares remaining available for such purposes prior to the amendment is insufficient to provide the Company with the desired flexibility with respect to such matters.

         The primary effect of the amendment will be to allow the Board of Directors to issue additional shares of Common Stock without any further stockholder action or any delay which could result from the need to amend the Second Restated Certificate of Incorporation at that time. This will allow the Board of Directors to react more quickly in the event circumstances warrant the issuance of any such shares for the purpose of raising capital, acquiring assets, declaring stock dividends, or other business purposes.

PROPOSAL NO. 2:           AMENDMENT OF 1993 STOCK
                             COMPENSATION PLAN

DESCRIPTION OF PLAN

         The 1993 Stock Compensation Plan of Clayton Williams Energy, Inc. (the "Plan") provides for the grant of non-qualified options to officers, directors (other than directors of the Company who are not employees of the Company ("Outside Directors")), employees and advisors of the Company or a subsidiary of the Company (99 persons as of August 15, 2000). Prior to the adoption of the amendment to the Plan hereinafter described, a total of 898,200 shares of Common Stock was authorized and reserved for issuance under the Plan, subject to adjustments to reflect changes in the Company's capitalization resulting from stock splits, stock dividends and similar events. The Plan is administered by the Compensation Committee, which consists of the Company's three Outside Directors. The Compensation Committee has the sole authority to interpret the Plan, to determine the persons to whom options will be granted, to determine the basis upon which the options will be granted, and to determine the exercise price, duration and other terms of options to be granted under the Plan; provided that (i) the exercise price of each option granted under the Plan may not be less than the fair market value of the Common Stock at the date of grant of such option, (ii) the exercise price must be paid in cash upon exercise of such option, (iii) no option may be exercisable more than ten years after the date of grant, and
(iv) no option is transferable other than by will or the laws of descent and distribution. No option is exercisable after an optionee terminates his relationship with the Company or a subsidiary of the Company, subject to the right of the Compensation Committee to extend the exercise period for not more than 90 days following the date of termination of an optionee's employment. If an optionee's employment is terminated by reason of disability, the Compensation Committee has the authority to extend the exercise period for not more than one year following the date of termination of the optionee's employment. If an optionee dies and has not fully exercised options granted under the Plan, such options may be exercised in whole or in part within 90 days of the optionee's death by the executors or administrators of the optionee's estate or by the optionee's heirs. The vesting period, if any, specified for each option will be accelerated upon the occurrence of a change of control or a threatened change of control of the Company. The Plan may be amended by the Board of Directors of the Company in any respect without stockholder vote unless the amendment materially increases the number of shares which may be awarded under the Plan, materially increases the benefits accruing to participants under the Plan, materially modifies the requirements for eligibility for participation under the Plan or otherwise requires stockholder approval under applicable law or the rules of the exchange upon which the Common Stock is traded (currently the Nasdaq National Market).

THE AMENDMENT

         The Board of Directors of the Company has adopted and approved, subject to stockholder approval, an amendment to the Plan to increase the aggregate number of shares of Common Stock authorized and reserved for issuance upon exercise of options granted under the Plan from 898,200 shares to 1,798,200 shares. The options already granted under the Plan cover substantially all of the shares currently authorized and reserved for use under the Plan. The Board of Directors has determined that it is in the best interest of the Company to increase the aggregate number of shares of Common Stock available under the Plan so that additional options can be granted to fulfill the purpose of attracting, retaining and rewarding officers, directors and employees of the Company as provided in the Plan.

         The effect of the amendment to the Plan on the benefits available to the officers, directors and employees of the Company cannot be specifically determined at this time. Generally, the amendment will allow additional options to be granted to such persons under the Plan, but the benefits to such persons will be unknown until such additional options are granted. No such options have been or will be granted with respect to the additional shares prior to stockholder approval, whether conditionally upon approval of the amendment or otherwise. Certain of the benefits already granted under the Plan to the named executive officers are set forth herein under "Executive Compensation".

         The Company intends to file a Registration Statement on Form S-8 with respect to the Plan to register under the Securities Act of 1933 the additional shares of Common Stock authorized and reserved for issuance under the Plan. No options will be granted with respect to such additional shares until such Registration Statement is effective.

                      INTEREST OF PERSONS IN ACTIONS TAKEN

PROPOSAL NO. 1

         None of the officers and directors of the Company have an interest in the amendment to the Company's Second Restated Certificate of Incorporation described above.

PROPOSAL NO. 2

         The officers and directors of the Company have an interest in the amendment to the Plan to the extent they are eligible to participate therein, since the amendment will allow additional stock options to be granted to such persons under the Plan. The extent of that interest cannot be specified at this time since no options related to the additional shares have been granted.

                    INFORMATION CONCERNING SECURITY OWNERSHIP

         Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. The following table sets forth certain information regarding the beneficial ownership of Common Stock as of August 15, 2000, by (i) each person who is the beneficial owner of 5 percent or more of the outstanding Common Stock (based upon copies of all Schedule 13Gs and 13Ds provided to the Company),
(ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all officers and directors of the Company as a group. Because the voting or dispositive power of certain shares listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table and the sharing of voting or dispositive power is described in the referenced footnote. The total number of shares of Common Stock of the Company listed below for directors and executive officers as a group eliminates such duplication. Unless otherwise noted, the persons and entities named below have sole voting and investment power with respect to the shares listed opposite each of their names.

                                                     Amount and Nature of                         Percent
   Name                                              Beneficial Ownership                        of Class
----------------------                      ------------------------------------        ---------------------------
Clayton Williams Partnership, Ltd. (1)                        3,972,009(1)                         43.1%

CWPLCO, Inc. (1)                                              3,972,009(1)                         43.1%

Clayton W. Williams (1)                                       4,689,193(2)                         49.7%

State Street Research & Management Co.                          749,647(3)                          8.1%
One Financial Center, 30th Floor
Boston, MA 02111-2690

Dimensional Fund Advisors Inc.                                  534,600(4)                          5.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Stanley S. Beard                                                 16,401(5)                          *

Robert L. Parker                                                 21,217(5)                          *

Jordan R. Smith                                                      - (5)                          *

L. Paul Latham                                                    3,883(6)                          *

Mel G. Riggs                                                      3,500(7)                          *

Jerry F. Groner                                                  25,400(8)                          *

All officers and directors as a group (10 persons)            4,805,975(9)                         50.8%

--------------------
   *     Less than 1 percent of the shares outstanding.

   (1) The mailing address of Clayton Williams Partnership, Ltd., CWPLCO, Inc. and Mr. Williams is Six Desta Drive, Suite 3000, Midland, Texas 79705. Clayton Williams Partnership, Ltd. and CWPLCO, Inc. are referred to collectively herein as the "Affiliated Holders". CWPLCO, Inc. is the sole general partner of Clayton Williams Partnership, Ltd. and holds, in its own capacity and on behalf of Clayton Williams Partnership, Ltd., voting and investment power over the shares shown for the Affiliated Holders. Mr. Williams shares voting and investment power with respect to the shares owned by the Affiliated Holders.

   (2) Includes (a) an aggregate of 3,972,009 shares owned by the Affiliated Holders beneficially owned by Mr. Williams due to Mr. Williams' control of the Affiliated Holders, (b) 11,044 shares owned by Mr. Williams' spouse, (c) 588 shares owned by a trust of which Mrs. Williams is the trustee, (d) 421,813 shares owned directly by Mr. Williams (including approximately 11,524 shares held in the Company's 401(k) Plan & Trust over which Mr. Williams exercises investment control), (e) 26,310 shares owned by three of Mr. Williams' children, (f) 49,179 shares in trusts of which Mr. Williams is the Trustee and (g) the right to acquire beneficial ownership through presently exercisable options to purchase 208,250 shares of Common Stock granted under the 1993 Stock Compensation Plan. See "EXECUTIVE COMPENSATION."

   (3) Represents shares owned by clients of State Street Research & Management Co. State Street Research & Management Co. possesses investment power over 749,647 shares, possesses voting power over 703,830 shares, and disclaims beneficial ownership of all such shares. Information presented is based on a Form 13-G dated February 7, 2000.

   (4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over these shares. The Portfolios own all 569,100 shares, and Dimensional disclaims beneficial ownership of such shares. Information presented is based on a Form 13-G dated February 3, 2000.

   (5) Includes the right to acquire beneficial ownership through presently exercisable options to purchase shares of Common Stock granted under the Outside Directors Stock Option Plan, as follows: Mr. Beard - 8,000 shares; Mr. Parker - 8,000 shares; and Mr. Smith - 0 shares. In July 2000, Mr. Smith was appointed as a director by the Board of Directors to fill the remaining term of William P. Clements, who retired from service on the Board in July 2000.

   (6) Includes (a) 1,183 shares held in the Company's 401(k) Plan & Trust over which Mr. Latham exercises investment control and (b) the right to acquire beneficial ownership through presently exercisable options to purchase 2,700 shares of Common Stock granted under the 1993 Stock Compensation Plan. See "EXECUTIVE COMPENSATION."

   (7) Includes (a) 1,118 shares held in the Company's 401(k) Plan & Trust over which Mr. Riggs exercises investment control, (b) 1,382 shares over which Mr. Riggs exercises control under a Power of Attorney and
         (c) the right to acquire beneficial ownership through presently exercisable options to purchase 1,000 shares of Common Stock granted under the 1993 Stock Compensation Plan. See "EXECUTIVE COMPENSATION."

   (8) Includes (a) 2,039 shares held in the Company's 401(k) Plan & Trust over which Mr. Groner exercises investment control, (b) 18,925 shares owned by Mr. Groner's wife as her separate property, (c) 1,950 shares owned by Mr. Groner's children residing with him, and (d) the right to acquire beneficial ownership through presently exercisable options to purchase 1,825 shares of Common Stock granted under the 1993 Stock Compensation Plan. See "EXECUTIVE COMPENSATION."

   (9) Includes all rights of directors and executive officers to acquire beneficial ownership through presently exercisable options to purchase shares of Common Stock granted under the Outside Directors Stock Option Plan and the 1993 Stock Compensation Plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the compensation of the Company's chief executive officer and each of the other three most highly compensated executive officers who received annual compensation in excess of $100,000 during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                                -----------
                                                                                 SECURITIES
                                                   ANNUAL COMPENSATION           UNDERLYING          ALL OTHER
     NAME AND PRINCIPAL                            -------------------             OPTIONS         COMPENSATION
          POSITION                YEAR       SALARY($)(1)       BONUS($)(2)      (#)(3)(4)            ($)(5)
---------------------------    ---------    --------------    ---------------   -----------      -----------------
Clayton W. Williams,              1999         $420,000           $36,250          150,000                 -
    Chairman of the Board,        1998         $450,000           $30,000              -                $5,209
      President and Chief         1997         $450,000           $27,500          150,000              $1,620
      Executive Officer (6)

L. Paul Latham, Executive         1999         $178,942           $50,000            9,850             $14,280
    Vice President and Chief      1998         $191,885           $22,500            3,850             $26,612
      Operating Officer           1997         $180,795           $45,338            6,000             $36,403

Mel G. Riggs, Senior Vice         1999         $134,622           $43,125            7,888                 -
    President and Chief           1998         $149,350           $21,250            2,888              $5,391
      Financial Officer           1997         $135,795           $37,753            5,000              $2,000

Jerry F. Groner, Vice             1999          $96,744           $64,800            8,207                 -
    President - Land and          1998         $103,193            $2,866            2,207              $3,060
      Lease Administration        1997         $103,193           $26,261            6,000              $1,032

-------------------

(1) All of Mr. Williams' net salary for 1997, 1998 and 1999 was paid in the form of Common Stock in lieu of cash pursuant to the Company's Executive Incentive Stock Compensation Plan.

(2) Amounts shown in this column include directors fees for Messrs. Williams, Latham and Riggs of $15,000 each for 1997 and $17,500 each for 1998 and 1999. Amounts shown in this column for Mr. Groner include $10,304 in 1997 attributable to 644 shares of Common Stock awarded pursuant to the Company's Bonus Incentive Plan and $7,500 of directors fees in 1999. Bonuses paid to Mr. Groner in 1999 also include $50,000 of a $100,000 bonus granted in 1999, payable $50,000 in November 1999 and $50,000 in January 2000.

(3) All amounts shown represent the number of option shares granted under the Company's 1993 Stock Compensation Plan.

(4) Amounts shown in 1997 and 1999 include options granted in connection with repricing transactions.

(5) The amounts shown in this column with respect to Mr. Latham for 1997, 1998 and 1999 include $34,732, $21,298 and $14,280, respectively, of distributions made pursuant to two plans which were discontinued in 1991 by certain companies previously controlled by Mr. Williams which were consolidated into the Company in May 1993 in connection with the Company's initial public offering (the "Williams Companies"). Until such time, the Williams Companies assigned overriding royalty interests to certain employees to reward such employees with incentive compensation based on the results of drilling activities by the Williams Companies. Under this arrangement, the Williams Companies assigned overriding royalty interests in certain oil and gas leases to certain employees who were employed at the time of the execution of the lease. An individual employee's overriding royalty interest in a lease was determined in the discretion of the management of the Williams Companies. Employees receiving overriding royalty interests were entitled to receive revenues immediately upon the assignment thereof and such interests were not subject to forfeiture. The Williams Companies also granted selected employees working interests in certain of the oil and gas properties of the Williams Companies. Such working interests were deemed earned by and granted to such employees upon terms determined in the sole discretion of the management of the Williams Companies. The Company does not anticipate re-instituting either of the arrangements described above. All other amounts shown in this column relate to contributions made by the Company pursuant to the Company's 401(k) Plan & Trust.

(6) Mr. Williams beneficially owns, through the Affiliated Holders and other affiliates, 2,875,000 shares of restricted Common Stock with a value at December 31, 1999 of $33,960,938.

         The Company has no employment agreements with any of its executive officers. Although Messrs. Williams and Latham devote a majority of their time to the Company, both of them are engaged in other business activities. Mr. Williams devotes a portion of his time to certain entities other than the Williams Companies which are controlled directly or indirectly by Mr. Williams (the "Williams Entities"). Mr. Latham is also employed by and devotes a portion of his time to the business of certain Williams Entities. Both Messrs. Williams and Latham receive compensation from certain Williams Entities, which compensation is not borne, directly or indirectly, by the Company and does not relate to any services provided to the Company.

         All options described in the "Summary Compensation Table" have been granted pursuant to the Plan which provides for the grant of non-qualified options to officers, directors (other than Outside Directors), employees and advisors of the Company or a subsidiary of the Company, and is described under "Proposal No. 2 Amendment to 1993 Stock Compensation Plan" above.

      TABLE OF AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES AS OF
                               DECEMBER 31, 1999

                                                                         NUMBER OF                  VALUE OF
                                                                        SECURITIES                 UNEXERCISED
                                                                        UNDERLYING                IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS AT           OPTIONS AT
                                                                   DECEMBER 31, 1999(#)       DECEMBER 31, 1999($)
                               SHARES ACQUIRED      VALUE               EXERCISABLE/               EXERCISABLE/
         NAME                  ON EXERCISE (#)   REALIZED ($)          UNEXERCISABLE             UNEXERCISABLE(1)
----------------------         ---------------   ------------     ----------------------      ---------------------
   Clayton W. Williams            108,157          $728,159           199,500/109,750           $312,469/$396,859

   L. Paul Latham                   4,022           $22,720            6,725/12,425              $57,583/$84,226

   Mel G. Riggs                     4,000           $25,750             2,000/9,888              $17,125/$66,919

   Jerry F. Groner                 12,675          $115,622              0/10,032                  $0/$67,434

------------------

(1) The value of In-the-Money options was computed at $11.8125 per share, which was the market price for the Common Stock on December 31, 1999.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consisted of Messrs. Beard, Parker and Clements during 1999. In July 2000, Mr. Clements retired from service on the Board of Directors, and Mr. Smith was appointed as a director by the Board of Directors to fill the remaining term of Mr. Clements, including a position on the Compensation Committee. None of the members of the Compensation Committee has a relationship with the Company required to be disclosed under the rules of the Securities and Exchange Commission.

                        RECEIPT OF STOCKHOLDER PROPOSALS

         All stockholder proposals submitted for inclusion in the Company's proxy statement and form of proxy for the Annual Meeting of Stockholders of the Company to be held in 2001 must be received at the Company's principal executive offices, Six Desta Drive, Suite 6500, Midland, Texas 79705,
Attention: Mel G. Riggs, by December 14, 2000. Such proposals must also comply with the applicable regulations of the Securities and Exchange Commission. Notice to the Company of all other stockholder proposals (not submitted for inclusion in the Company's proxy statement and form of proxy) for the 2001 Annual Meeting will not be considered timely unless received at the Company's principal executive offices as set forth above on or before February 27, 2001.

                                  By order of the Board of Directors,
                                  Mel G. Riggs
                                  Secretary


Dated: September 1, 2000

                          CLAYTON WILLIAMS ENERGY, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                          WEDNESDAY, SEPTEMBER 20, 2000
                                   10:00 A.M.

                    OFFICES OF CLAYTON WILLIAMS ENERGY, INC.
                           SIX DESTA DRIVE, SUITE 6500
                                 MIDLAND, TEXAS






CLAYTON WILLIAMS ENERGY, INC.
SIX DESTA DRIVE, SUITE 6500
MIDLAND, TEXAS 79705-9963                                                 PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT A SPECIAL MEETING ON SEPTEMBER 20, 2000.

The undersigned hereby appoints L. Paul Latham and Mel G. Riggs, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of Clayton Williams Energy, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at the principal offices of the Company, Six Desta Drive, Suite 6500, Midland, Texas on September 20, 2000 at 10:00 a.m., local time, and at any and all adjournments thereof.

Should the undersigned be present and elect to vote at the Meeting or any adjournment thereof, and after notification to the Company's Corporate Secretary of the decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this Proxy, of a Notice of the Meeting and a Proxy Statement, both dated September 1, 2000.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1 AND PROPOSAL NO. 2

1.       Amendment to Second Restated
         Certificate of Incorporation, as                    /   /    VOTE FOR              /   /     VOTE AGAINST
         described in the Proxy Statement.

2.       Amendment to 1993 Stock Compensation
         Plan, as described in the Proxy Statement.          /   /    VOTE FOR              /   /     VOTE AGAINST


     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, IT WILL BE VOTED FOR THE PROPOSALS SHOWN ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     Address Change?  Mark Box      /   /         Date
                                                       -------------------------
     Indicate changes below:



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                                    Signature(s) in Box

                                    Please sign exactly as your name appears on this proxy card. When signing as attorney, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.